Exhibit 99.1

ChampionX Reports Third Quarter 2020 Results

•	Revenue of $633.5 million

•	Net loss attributable to ChampionX of $7.9 million; adjusted net income of $5.5 million

•	Adjusted EBITDA of $86.8 million

•
Cash from operating activities of $111.4 million and free cash flow of $98.6 million (16% of revenue); free cash flow of $132.0 million excluding $33.4 million of cash payments for transaction and integration expenses

•	Repaid $82 million of debt

•	Increasing our annualized run-rate cost synergies target to $125 million (versus prior $75 million)

THE WOODLANDS, TX, October 28, 2020 - ChampionX Corporation (“ChampionX”) (NYSE: CHX) (“the Company”) today announced third quarter of 2020 results, our first full quarter following the June 3, 2020 combination of the Company with the legacy ChampionX business.

For the third quarter of 2020, revenue was $633.5 million, net loss attributable to ChampionX was $7.9 million, and adjusted EBITDA was $86.8 million, including an incremental $12 million of estimated synergies realized on a sequential basis and $6.0 million of isolated benefits. The isolated benefits primarily include gains on dispositions of facilities, and collections of previously reserved customer receivables. Loss before income taxes margin was (1.8)%, and adjusted EBITDA margin was 13.7%. Cash provided by operating activities was $111.4 million, an increase of $62.6 million sequentially, and free cash flow was $98.6 million. Cash flow figures include payment of $33.4 million for final transaction expenses, and for integration expenses in the quarter.

Results on a pro forma basis for ChampionX for prior periods are provided supplementary to the actual results of the Company and represent results on a nine month to-date basis as if legacy ChampionX was combined with the Company for the entire period. Pro forma results are presented in the section titled “ChampionX Pro Forma Results.” For additional information on the pro forma results see note titled “Results on a Pro Forma Basis” below and the tables included in this release.i

CEO Commentary

“The health and safety of our employees remains our highest priority, and we continue in our commitment to take all necessary steps to protect them as we navigate through this global pandemic“ ChampionX’s President and Chief Executive Officer Sivasankaran “Soma” Somasundaram said. “I thank all our employees for their continued dedication as they continue to demonstrate outstanding adaptability and flexibility during these uncertain and challenging times. It is a privilege and an honor for me to lead such a high-performing team.”

“The third quarter marked our first full quarter as a new company. Our strong results demonstrate the power of our strengthened portfolio, expanded global scale, as well as meaningful synergy opportunities, all of which we identified as key reasons to bring together our two organizations. While our third quarter pro forma revenue increased a modest 3% sequentially, our adjusted EBITDA of $87 million represented a pro forma sequential increase of 38%. This speaks to our organization’s laser focus on achieving our targeted cost synergies, as well as the future operating leverage of our combined company’s fit-for-purpose cost structure as we prepare for the eventual global energy industry recovery.

“Amid this severe industry downturn, we further demonstrated the strong positive free cash flow profile of our company as we generated free cash flow of $99 million in the third quarter and we further strengthened our balance sheet by repaying $82 million of debt during the quarter. We ended the quarter with $527 million of liquidity, including $171 million of cash and $355 million of available capacity on our revolver. We remain focused on our free cash flow generation and we intend to continue paying down debt in coming quarters.

“We are proud of how our team is executing on our merger integration plans. Our execution and realization of cost synergies is accelerating and given our progress to date, we now expect to exit 2020 at an annualized run rate of $70 - $80 million. Given this performance and the pipeline of opportunities ahead of us, we are increasing our targeted cost synergies to $125 million (previously $75 million), which we still anticipate fully capturing within 24 months of the merger closing. In addition to the strong performance in cost synergies, we are starting to see early wins in revenue synergies. During the quarter, we secured a multi-year international contract for artificial lift in Eastern Europe, leveraging our Chemical Technologies footprint and relationships.

“Our performance is underpinned by our relentless focus on helping our customers succeed. In the recent supplier performance report on Artificial Lift published by Kimberlite, ChampionX was again ranked as the leader in customer loyalty, as measured by Net Promoter Score, based on feedback from 400+ customers from 200+ oil & gas companies globally. We have earned this honor five years in a row.

“As we look at the fourth quarter, while visibility continues to remain challenging due to the uncertainty caused by the COVID pandemic, combined with seasonal impacts of holidays and year end E&P budget exhaustion, we are encouraged by the stabilization in the price of oil and the October activity so far. On a consolidated basis, in the fourth quarter we expect revenue to be between $635 million and $650 million, driven by improvement in international Production Chemical Technologies revenue and Drilling Technologies activity, and we expect adjusted EBITDA, adjusting for approximately $6 million of favorable items in the third quarter which will not recur in the fourth quarter, of $80 million to $90 million.

“We are even more excited today about the possibilities for our combined company than we were at the closing of the merger. Our disciplined operating model, differentiated products and technology, strong free cash flow, and enhanced production-focused portfolio, combined with a strong and motivated team, will enable us to be a long-term winner in the evolving global oil & gas industry.”

ChampionX Actual Results

	Three Months Ended			Variance
(dollars in thousands, except per share amounts)	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019	Sequential	Year-over-year
Revenue	$633,526	$298,914	$276,839	N/M	N/M

Net income (loss) attributable to ChampionX	$(7,914)	$(109,645)	$11,394	N/M	N/M
Diluted earnings (loss) per share attributable to ChampionX	$(0.04)	$(0.95)	$0.15	N/M	N/M

Adjusted net income (loss) attributable to ChampionX	$5,451	$(49,234)	$18,621	N/M	(71)%
Adjusted diluted earnings (loss) per share attributable to ChampionX	$0.03	$(0.43)	$0.24	N/M	(88)%

Income (loss) before income taxes	$(11,294)	$(110,001)	$15,013	N/M	N/M
Income (loss) before income taxes margin	(1.8)%	(36.8)%	5.4%	N/M	N/M

Adjusted EBITDA	$86,822	$34,461	$63,648	152%	36%
Adjusted EBITDA margin	13.7%	11.5%	23.0%	220 bps	(930) bps

Net cash provided by operating activities	$111,399	$48,811	$64,089	$62,588	$47,310
Capital expenditures	$12,847	$11,855	$8,901	$992	$3,946
N/M - not meaningful

ChampionX consolidated actual results in the third quarter of 2020 include the results of operations of the legacy Apergy businesses and results from legacy ChampionX for the entire period. ChampionX consolidated actual results in the second quarter of 2020 include the results of operations of the legacy Apergy businesses for the entire period, and results from legacy ChampionX for June 2020. Third quarter 2019 results represent the results of operations of the legacy Apergy businesses.

Third quarter 2020 consolidated revenue includes $49.5 million of chemical sales to Ecolab Inc. As part of the Merger, the Company entered into a Cross Supply and Product Transfer Agreement with Ecolab in which certain products will be manufactured by one party for the other and sold at cost over a period of no longer than three years from the merger date. Revenue associated with these sales is reported in Corporate and Other within our financial statements.

Production Chemical Technologies - Actual Results

	Three Months Ended		Variance
(dollars in thousands)	Sep 30, 2020	Jun 30, 2020	Sequential
Revenue	$410,151	$136,002	N/M
Operating profit	$35,172	$9,922	N/M
Operating profit margin	8.6%	7.3%	130 bps
Adjusted segment EBITDA	$71,505	$22,431	N/M
Adjusted segment EBITDA margin	17.4%	16.5%	90 bps

Actual results for Production Chemical Technologies for the second quarter of 2020 only includes the month of June, which makes sequential comparisons for the third quarter of 2020 not meaningful.

Production & Automation Technologies - Actual Results

	Three Months Ended			Variance
(dollars in thousands)	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019	Sequential	Year-over-year
Revenue	$136,921	$114,741	$221,962	19%	(38)%
Operating profit (loss)	$(7,454)	$(37,168)	$18,917	N/M	N/M
Operating profit (loss) margin	(5.4)%	(32.4)%	8.5%	2700 bps	(1390) bps
Adjusted segment EBITDA	$24,995	$14,492	$50,462	72%	(50)%
Adjusted segment EBITDA margin	18.3%	12.6%	22.7%	570 bps	(440) bps
N/M - not meaningful

In the third quarter of 2020, Production & Automation Technologies revenue increased $22.2 million, or 19%, sequentially, due to higher volumes as E&P capital spending began to recover from the rapid reduction experienced earlier in 2020. Sequentially, North America revenue increased 22% and international revenue increased 10%.

Revenue from digital products was $18.6 million in the third quarter of 2020, a decrease of $4.5 million, or 20%, compared to $23.1 million in the second quarter of 2020. The sequential decline in digital revenue was driven by reduced hardware sales due to reductions in E&P capital budgets, however, production and artificial lift related digital revenue increased modestly on a sequential basis.

In the third quarter of 2020, segment operating loss was $7.5 million. Segment adjusted EBITDA was $25.0 million, which increased $10.5 million sequentially, or 72%, primarily due to higher volume and the benefits of cost reduction actions and $2.8 million of isolated benefits, including gains on dispositions of facilities.

Drilling Technologies - Actual Results

	Three Months Ended			Variance
(dollars in thousands)	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019	Sequential	Year-over-year
Revenue	$15,715	$20,948	$54,877	(25)%	(71)%
Operating profit (loss)	$(5,127)	$(3,811)	$13,797	N/M	N/M
Operating profit (loss) margin	(32.6)%	(18.2)%	25.1%	(1440) bps	(5770) bps
Adjusted segment EBITDA	$(2,782)	$1,800	$16,567	N/M	N/M
Adjusted segment EBITDA margin	(17.7)%	8.6%	30.2%	(2630) bps	(4790) bps
N/M - not meaningful

In the third quarter of 2020, Drilling Technologies revenue decreased by $5.2 million, or 25%, sequentially, driven by the continued decline in worldwide drilling activity, customer destocking of polycrystalline diamond cutter inventories, a product shift mix toward lower price diamond cutters, and lower diamond bearings revenue.

Diamond bearings revenue in the third quarter of 2020 was $2.0 million, down $0.3 million, or 12%, sequentially.

In the third quarter of 2020, segment operating loss was $5.1 million, and segment adjusted EBITDA was a negative $2.8 million. Sequentially, segment adjusted EBITDA decreased by $4.6 million, due to the lower volumes and shift in product mix, partially offset by the benefits of cost reduction actions.

Sequentially, the average worldwide and U.S. rig counts declined 18% and 36%, respectively. On a year-over-year basis, the average worldwide and U.S. rig counts declined 53% and 72%, respectively.

Reservoir Chemical Technologies - Actual Results

	Three Months Ended		Variance
(dollars in thousands)	Sep 30, 2020	Jun 30, 2020	Sequential
Revenue	$21,264	$9,306	N/M
Operating loss	$(3,819)	$(2,811)	N/M
Operating loss margin	(18.0)%	(30.2)%	1220 bps
Adjusted segment EBITDA	$(1,432)	$(314)	N/M
Adjusted segment EBITDA margin	(6.7)%	(3.4)%	(330) bps

Actual results for Reservoir Chemical Technologies for the second quarter of 2020 only includes the month of June, which makes sequential comparisons for third quarter of 2020 not meaningful.

ChampionX Pro Forma Results

Results on a pro forma basis for ChampionX are provided supplementary to the actual results of the Company and represent results as if legacy ChampionX was combined with the Company for the entire period.

	Three Months Ended			Variance
(dollars in thousands, except per share amounts)	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019	Sequential	Year-over-year
Pro forma revenue	$633,526	$614,684	$866,506	3%	(27)%

Pro forma net income (loss) attributable to ChampionX	$4,667	$(60,100)	$53,251	N/M	(91)%

Pro forma income (loss) before income taxes	$4,998	$(45,089)	$77,197	N/M	(94)%
Pro forma Income (loss) before income taxes margin	0.8%	(7.3)%	8.9%	810 bps	(810) bps

Pro forma adjusted EBITDA	$86,822	$62,754	$167,343	38%	(48)%
Pro forma adjusted EBITDA margin	13.7%	10.2%	19.3%	350 bps	(560) bps
N/M - not meaningful

Third quarter of 2020 consolidated revenue includes $49.5 million of chemical sales to Ecolab under the Cross Supply and Product Transfer Agreement with Ecolab.

Revenue for the full third quarter of 2020 was $633.5 million, representing a sequential increase of $18.8 million. Income before income taxes for the full third quarter was $5.0 million. Adjusted EBITDA was $86.8 million, representing an $24.1 million sequential increase from second quarter of 2020 pro forma adjusted EBITDA.

Production Chemical Technologies - Pro Forma Results

	Three Months Ended			Variance
(dollars in thousands)	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019	Sequential	Year-over-year
Revenue	$410,151	$433,128	$514,189	(5)%	(20)%
Operating profit	$42,793	$37,154	$69,536	15%	(38)%
Operating profit margin	10.4%	8.6%	13.5%	180 bps	(310) bps
Adjusted segment EBITDA	$71,505	$58,466	$90,953	22%	(21)%
Adjusted segment EBITDA margin	17.4%	13.5%	17.7%	390 bps	(30) bps

Results on a pro forma basis for the Production Chemical Technologies segment are provided supplementary to the results of the segment included in the actual results for the Company. See note titled “Results on a Pro Forma Basis” below and the tables included in this release.

Production Chemical Technologies revenue for the full third quarter of 2020 decreased $23.0 million, or 5%, sequentially, due to lower international volumes driven by the continued curtailment of oil production and pricing concessions. Sequentially, North America revenue was flat and international revenue declined 9%.

Operating profit for the full third quarter of 2020 was $42.8 million. Segment adjusted EBITDA for the full quarter was $71.5 million, which increased $13.0 million sequentially, or 22%, due to cost reduction actions taken and favorable supply chain management, as well as $0.7 million of isolated benefits, including gains on dispositions of fixed assets and other benefits.

Reservoir Chemical Technologies - Pro Forma Results

	Three Months Ended			Variance
(dollars in thousands)	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019	Sequential	Year-over-year
Revenue	$21,264	$27,950	$75,441	(24)%	(72)%
Operating profit	$(3,562)	$(16,072)	$3,130	N/M	N/M
Operating profit margin	(16.8)%	(57.5)%	4.1%	4070 bps	(2090) bps
Adjusted segment EBITDA	$(1,432)	$(9,573)	$9,657	N/M	N/M
Adjusted segment EBITDA margin	(6.7)%	(34.3)%	12.8%	2760 bps	(1950) bps
N/M - not meaningful

Results on a pro forma basis for the Reservoir Chemical Technologies segment are provided supplementary to the results of the segment included in the actual results for the Company. See note titled “Results on a Pro Forma Basis” below and the tables included in this release.

Reservoir Chemical Technologies revenue for the full third quarter for 2020 decreased by $6.7 million, or 24%, sequentially, driven by the decline in drilling and completion activity.

For the full third quarter for 2020, segment operating loss was $3.6 million, and segment adjusted EBITDA was a negative $1.4 million, increasing sequentially by $8.1 million. Third quarter results included $2.5 million of isolated benefits, including collections of previously reserved customer receivables, and other benefits.

Other Business Highlights

•	In the third quarter, ChampionX and its employees were actively involved in hurricane relief efforts along the Louisiana and Texas Gulf Coast.

•	Production Chemical Technologies secured a sole-source contract with a leading E&P operator.

•
Production & Automation Technologies secured a multi-year international artificial lift contract, which resulted directly from our Better Together (production chemicals and artificial lift systems) joint sales efforts.

•	Our Digital team shipped an order for our Spotlight edge hardware (for monitoring and analysis of online compressors and engines) with a leading E&P operator in Latin America

•	Successful Drilling Technologies bearings tests continue for non-oilfield applications (e.g., power generation, industrial mixers, pumps and motors).

•	Drilling Technologies has been issued 29 patents year-to-date.

Conference Call Details

ChampionX Corporation will host a conference call on Thursday, October 29, 2020, to discuss its third quarter 2020 financial results. The call will begin at 10:00 a.m. Eastern Time. Presentation materials that supplement the conference call are available on ChampionX’s website at investors.championx.com.

To listen to the call via a live webcast, please visit ChampionX’s website at investor.championx.com. The call will also be available by dialing 1-888-424-8151 in the United States and Canada or 1-847-585-4422 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference ChampionX conference call number 6310 375.

A replay of the conference call will be available on ChampionX’s website or at https://onlineexperiences.com/Launch/QReg/ShowUUID=A91BE40C-0628-492F-9708-DB6FE4F6676D&LangLocaleID=1033. Enter passcode 49983378.

###

Results on a Pro Forma Basis

On June 3, 2020, Apergy Corporation closed on the acquisition of ChampionX Holding, Inc. (“the Transaction”) and assumed the name ChampionX Corporation (“ChampionX”). Actual results reflect the respective contributions from each company based on the close of the Transaction. For comparative purposes, management has also presented herein certain unaudited pro forma financial information as if the Transaction was completed on January 1, 2019, including results on a pro forma basis for revenue, income before income taxes, income before income taxes margin, adjusted EBITDA, adjusted EBITDA margin, segment revenue, segment operating profit (loss), adjusted segment EBITDA, adjusted segment EBITDA margin for the quarterly periods ended September 30, 2020, June 30, 2020, and September 30, 2019. The financial results on a pro forma basis are provided to assist investors in assessing ChampionX’s performance on a basis that includes the combined results of operations of both Apergy Corporation and ChampionX Holding, Inc. for the full reporting period. ChampionX management believes this unaudited pro forma historical financial information helps investors understand the long-term profitability trends of its newly combined business giving effect to the Transaction and facilitates comparisons of our profitability to prior and future periods and to our peers. The historical financial results on a pro forma basis herein may not be comparable to similarly titled measures reported by other companies.

About Non-GAAP Measures

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted segment EBITDA, adjusted segment EBITDA margin, adjusted net income attributable to ChampionX, adjusted diluted earnings per share attributable to ChampionX, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, pro forma segment revenue, pro forma segment operating profit (loss), and pro forma adjusted segment EBITDA reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. In addition, free cash flow and free cash flow to revenue ratio are used by management to measure our ability to generate positive cash flow for debt reduction and to support our strategic objectives, while adjusted working capital provides a meaningful measure of operational results by showing changes caused by revenue or our operational initiatives. The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the accompanying financial tables.

This press release also contains certain forward-looking non-GAAP financial measures, including adjusted EBITDA. Due to the forward-looking nature of the aforementioned non-GAAP financial measure, management cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as net income. Accordingly, we are unable to present a quantitative reconciliation of such forward looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Amounts excluded from these non-GAAP measures in future periods could be significant. Management believes the aforementioned non-GAAP financial measures are good tools for internal use and the investment community in evaluating ChampionX’s overall financial performance.

About ChampionX

ChampionX (formerly known as Apergy Corporation) is a global leader in chemistry solutions and highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. ChampionX’s products provide efficient functioning throughout the lifecycle of a well with a focus on the production phase of wells.To learn more about ChampionX, visit our website at www.championX.com.

Forward-Looking Statements
This news release contains statements relating to future actions and results, which are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, ChampionX's market position and growth opportunities.  Forward-looking statements include, statements related to ChampionX’s expectations regarding the performance of the business, financial results, liquidity and capital resources of ChampionX. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, (1) demand for our products and services, which is affected by the price and demand for crude oil and natural gas, (2) our ability to successfully compete in our industry, (3) our ability to develop and implement new products and technologies, and protect and maintain critical intellectual property assets, (4) cost inflation and availability of raw materials, (5) evolving legal, regulatory, tax and tariff policies and regimes, (6) potential liabilities arising out of the installation and use of our products, (7) continuing consolidation within our customers’ industry, (8) a failure of our information technology infrastructure or any significant breach of cyber security, (9) risks relating to our international operations and expansion into new geographic markets, including disruptions in the political, regulatory, economic and social conditions of those countries, (10) failure to attract, retain and develop key management, (11) credit risks, including bankruptcies among our customer base or the loss of significant customers, (12) dependence on joint venture and other local partners, (13) deterioration in future expected profitability or cash flows and its effect on our goodwill, (14) risks relating to improper conduct by any of our employees, agents or business partners, (15) fluctuations in currency markets, (16) the impact of natural disasters and pandemics, (17) changes in industry-specific conditions, including changes in production by OPEC, (18) the level of our indebtedness, (19) our ability to remediate the material weaknesses in internal control over financial reporting, (20) our ability to realize the anticipated cost synergies and growth opportunities from the Merger, (21) challenges in integrating the businesses of legacy Apergy and legacy ChampionX, (22) tax liabilities that could arise as a result of the Merger, (23) our ability to successfully replace the corporate services and financial strength legacy ChampionX received from Ecolab, (24) limitations on our ability to engage in certain transactions and certain activities competitive with Ecolab, and (25) other risk factors detailed from time to time in ChampionX’s reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on ChampionX’s forward-looking statements. Forward-looking statements speak only as of the day they are made and ChampionX undertakes no obligation to update any forward-looking statement, except as required by applicable law.

Investor Contact: Byron Pope
byron.pope@championx.com
281-602-0094

Media Contact: John Breed
john.breed@championx.com
281-403-5751

i Adjusted net income attributable to ChampionX, adjusted EBITDA, adjusted EBITDA margin, adjusted segment EBITDA, adjusted segment EBITDA margin, pro forma revenue, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, pro forma adjusted segment EBITDA pro forma adjusted segment EBITDA margin, free cash flow, and free cash flow to revenue, are non-GAAP measures. See section titled “About Non-GAAP Measures” below for details on the non-GAAP measures used in this release.

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	September 30,
(in thousands, except per share amounts)	2020	2020	2019	2020	2019
Revenue	$633,526	$298,914	$276,839	$1,193,874	$883,503
Cost of goods and services	505,066	266,684	184,140	950,845	579,033
Gross profit	128,460	32,230	92,699	243,029	304,470
Selling, general and administrative expense	122,156	130,657	68,405	330,956	199,221
Goodwill and long-lived asset impairment	—	—	—	657,251	1,746
Interest expense, net	15,935	11,262	9,590	36,236	30,226
Other (income) expense, net	1,663	312	(309)	342	3,469
Income (loss) before income taxes	(11,294)	(110,001)	15,013	(781,756)	69,808
Provision for (benefit from) income taxes	(3,962)	(954)	3,425	(31,922)	15,274
Net income (loss)	(7,332)	(109,047)	11,588	(749,834)	54,534
Less: Net income attributable to noncontrolling interest	582	598	194	1,453	547
Net income (loss) attributable to ChampionX	$(7,914)	$(109,645)	$11,394	$(751,287)	$53,987

Earnings (loss) per share attributable to ChampionX:
Basic	$(0.04)	$(0.95)	$0.15	$(5.73)	$0.70
Diluted	$(0.04)	$(0.95)	$0.15	$(5.73)	$0.70

Weighted-average shares outstanding:
Basic	199,809	115,149	77,460	131,064	77,416
Diluted	199,809	115,149	77,573	131,064	77,615

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$171,462	$35,290
Receivables, net	516,245	219,874
Inventories, net	471,331	211,342
Prepaid expenses and other current assets	73,713	26,934
Total current assets	1,232,751	493,440

Property, plant and equipment, net	868,111	248,181
Goodwill	660,329	911,113
Intangible assets, net	509,789	238,707
Other non-current assets	182,752	31,384
Total assets	$3,453,732	$1,922,825

Liabilities
Current portion of long-term debt	$31,470	$4,845
Accounts payable	262,092	120,291
Other current liabilities	280,845	74,545
Total current liabilities	574,407	199,681

Long-term debt	989,690	559,821
Other long-term liabilities	303,603	127,109
Equity
Stockholders’ equity	1,599,549	1,032,960
Noncontrolling interest	(13,517)	3,254
Total liabilities and equity	$3,453,732	$1,922,825

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2020	2019
Cash provided by (used for) operating activities:
Net income	$(749,834)	$54,534
Depreciation	101,434	51,126
Amortization	47,827	38,504
Goodwill and long-lived asset impairment	657,251	1,746
Receivables	91,204	14,133
Inventories	62,225	13,232
Accounts payable	(48,519)	(16,861)
Leased assets	(7,799)	(34,305)
Other	35,643	1,281
Net cash provided by operating activities	189,432	123,390

Cash provided by (used for) investing activities:
Capital expenditures	(32,169)	(31,589)
Acquisitions, net of cash acquired	57,588	(12,500)
Proceeds from sale of fixed assets	9,295	2,954
Payments on sale of business	—	(2,194)
Net cash provided by (used for) investing activities	34,714	(43,329)

Cash used for financing activities:
Proceeds from long-term debt	125,000	36,500
Repayment of long-term debt	(206,713)	(111,500)
Debt issuance costs	(4,356)	—
Other	(7,376)	(5,949)
Net cash used for financing activities	(93,445)	(80,949)

Effect of exchange rate changes on cash and cash equivalents	5,471	(317)

Net increase (decrease) in cash and cash equivalents	136,172	(1,205)
Cash and cash equivalents at beginning of period	35,290	41,832
Cash and cash equivalents at end of period	$171,462	$40,627

CHAMPIONX CORPORATION
BUSINESS SEGMENT DATA
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	September 30,
(in thousands)	2020	2020	2019	2020	2019
Segment revenue:
Production Chemical Technologies	$410,151	$136,002	$—	$546,153	$—
Production & Automation Technologies	136,921	114,741	221,962	457,141	680,739
Drilling Technologies	15,715	20,948	54,877	92,618	202,764
Reservoir Chemical Technologies	21,264	9,306	—	30,570	—
Corporate	49,475	17,917	—	67,392	—
Total revenue	$633,526	$298,914	$276,839	$1,193,874	$883,503

Income (loss) before income taxes:
Segment operating profit:
Production Chemical Technologies	$35,172	$9,922	$—	$45,094	$—
Production & Automation Technologies	(7,454)	(37,168)	18,917	(693,213)	51,849
Drilling Technologies	(5,127)	(3,811)	13,797	2,421	64,853
Reservoir Chemical Technologies	(3,819)	(2,811)	—	(6,630)	—
Total segment operating profit (loss)	18,772	(33,868)	32,714	(652,328)	116,702
Corporate expense and other	14,131	64,871	8,111	93,192	16,668
Interest expense, net	15,935	11,262	9,590	36,236	30,226
Income (loss) before income taxes	$(11,294)	$(110,001)	$15,013	$(781,756)	$69,808

Operating profit margin / income (loss) before income taxes margin:
Production Chemical Technologies	8.6%	7.3%	—%	8.3%	—%
Production & Automation Technologies	(5.4)%	(32.4)%	8.5%	(151.6)%	7.6%
Drilling Technologies	(32.6)%	(18.2)%	25.1%	2.6%	32.0%
Reservoir Chemical Technologies	(18.0)%	(30.2)%	—%	(21.7)%	—%
ChampionX Consolidated	(1.8)%	(36.8)%	5.4%	(65.5)%	7.9%

Adjusted EBITDA
Production Chemical Technologies	$71,505	$22,431	$—	$93,936	$—
Production & Automation Technologies	24,995	14,492	50,462	79,518	144,151
Drilling Technologies	(2,782)	1,800	16,567	14,788	72,459
Reservoir Chemical Technologies	(1,432)	(314)	—	(1,746)	—
Corporate	(5,464)	(3,948)	(3,381)	(11,955)	(10,085)
Adjusted EBITDA	$86,822	$34,461	$63,648	$174,541	$206,525

Adjusted EBITDA margin
Production Chemical Technologies	17.4%	16.5%	—%	17.2%	—%
Production & Automation Technologies	18.3%	12.6%	22.7%	17.4%	21.2%
Drilling Technologies	(17.7)%	8.6%	30.2%	16.0%	35.7%
Reservoir Chemical Technologies	(6.7)%	(3.4)%	—%	(5.7)%	—%
ChampionX Consolidated	13.7%	11.5%	23.0%	14.6%	23.4%

CHAMPIONX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	September 30,
(in thousands)	2020	2020	2019	2020	2019
Net income (loss) attributable to ChampionX	$(7,914)	$(109,645)	$11,394	$(751,287)	$53,987
Pre-tax adjustments:
Goodwill and long-lived asset impairment (1)	—	—	—	657,251	1,746
Separation and supplemental benefit costs (2)	383	(317)	4,440	434	6,046
Restructuring and other related charges	3,426	12,128	2,720	18,320	6,751
Environmental costs	—	—	1,988	—	1,988
Acquisition and integration related costs (3)	8,665	58,752	330	78,925	330
Acquisition-related adjustments (4)	3,511	5,831	—	9,342	—
Professional fees related to material weakness remediation and impairment analysis (5)	940	2,044	—	5,728	—
Intellectual property defense	408	181	—	800	—
Tax impact of adjustments (6)	(3,968)	(18,208)	(2,251)	(61,298)	(4,005)
Adjusted net income (loss) attributable to ChampionX	5,451	(49,234)	18,621	(41,785)	66,843
Tax impact of adjustments (6)	3,968	18,208	2,251	61,298	4,005
Net income attributable to noncontrolling interest	582	598	194	1,453	547
Depreciation and amortization	64,848	54,581	29,567	149,261	89,630
Provision for (benefit from) income taxes	(3,962)	(954)	3,425	(31,922)	15,274
Interest expense, net	15,935	11,262	9,590	36,236	30,226
Adjusted EBITDA	$86,822	$34,461	$63,648	$174,541	$206,525

Diluted earnings (loss) per share attributable to ChampionX:
Reported	$(0.04)	$(0.95)	$0.15	$(5.73)	$0.70
Adjusted	$0.03	$(0.43)	$0.24	$(0.32)	$0.86
_______________________

(1)
Includes charges for goodwill and long-lived asset impairments of $657.3 million in our Production & Automation Technologies segment during the three months ended March 31, 2020. During the nine months ended September 30, 2019, we incurred an impairment loss of $1.7 million related to the classification of our pressure vessel manufacturing business as held for sale.

(2) Separation and supplemental benefit costs primarily relates to separation costs, and to a lesser extent, enhanced or supplemental benefits provided to employees no longer participating in Dover Corporation benefit and compensation plans. Supplemental benefit costs are expected to be incurred through the end of 2020. During the three months ended September 30, 2019, pursuant to the provisions of the tax matters agreement with Dover Corporation, we recognized approximately $3.4 million of tax indemnification expense. This was settled and paid during the three months ended June 30, 2020, resulting in a benefit for the period as a result of the true-up of our accrual.

(3)
Includes costs incurred in relation to business combinations, primarily related to the Merger of legacy ChampionX of $3.1 million and $60.9 million for the three and nine months ended September 30, 2020, respectively. Additionally, we incurred professional fees related to the integration of legacy ChampionX of $5.3 million and $17.1 million for the three and nine months ended September 30, 2020, respectively.

(4)
Includes incremental expense related to the step-up of inventory value resulting from the purchase accounting entries. This is partially offset by revenue associated with the amortization of a liability established as part of the Merger, representing unfavorable terms under the Cross Supply Agreement.

(5)
Includes professional fees related to the remediation of material weaknesses identified during 2019 as well as professional fees incurred in connection with the goodwill impairment charge recognized during the three months ended March 31, 2020.

(6) We generally tax effect adjustments using a combined federal and state statutory income tax rate of approximately 23 percent.

	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	September 30,
(in thousands)	2020	2020	2019	2020	2019
Diluted earnings (loss) per share attributable to ChampionX	$(0.04)	$(0.95)	$0.15	$(5.73)	$0.70
Per share adjustments:
Goodwill and long-lived asset impairment	—	—	—	5.01	0.02
Separation and supplemental benefit costs	—	—	0.06	—	0.08
Restructuring and other related charges	0.02	0.11	0.04	0.14	0.09
Environmental costs	—	—	0.02	—	0.02
Acquisition and integration related costs	0.04	0.51	—	0.60	—
Acquisition-related adjustments	0.02	0.05	—	0.07	—
Professional fees related to material weakness remediation and impairment analysis	—	0.01	—	0.04	—
Intellectual property defense	—	—	—	0.01	—
Tax impact of adjustments	(0.01)	(0.16)	(0.03)	(0.46)	(0.05)
Adjusted diluted earnings (loss) per share attributable to ChampionX	0.03	(0.43)	0.24	(0.32)	0.86

Free Cash Flow

	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	September 30,
(in thousands)	2020	2020	2019	2020	2019
Free Cash Flow
Cash provided by operating activities	$111,399	$48,811	$64,089	$189,432	$123,390
Less: Capital expenditures	(12,847)	(11,855)	(8,901)	(32,169)	(31,589)
Free cash flow	$98,552	$36,956	$55,188	$157,263	$91,801
Cash transaction expenses	33,428	35,100	—	76,244	—
Adjusted free cash flow	$131,980	$72,056	$55,188	$233,507	$91,801

Cash From Operating Activities to Revenue Ratio
Cash provided by operating activities	$111,399	$48,811	$64,089	$189,432	$123,390
Revenue	$633,526	$298,914	$276,839	$1,193,874	$883,503

Cash from operating activities to revenue ratio	18%	16%	23%	16%	14%

Free Cash Flow to Revenue Ratio
Free cash flow	$98,552	$36,956	$55,188	$157,263	$91,801
Revenue	$633,526	$298,914	$276,839	$1,193,874	$883,503

Free cash flow to revenue ratio	16%	12%	20%	13%	10%

ChampionX is providing the below unaudited supplemental historical financial information of the Company on a non-GAAP adjusted basis for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019 and the nine months ended September 30, 2020 and 2019 as if the Merger was completed on January 1, 2019, to assist investors in assessing ChampionX’s historical performance on a basis that includes the combined results of operations of both legacy Apergy Corporation and legacy ChampionX. The unaudited pro forma historical financial information has been prepared by ChampionX using assumptions that ChampionX believes provide a reasonable basis for presenting the combination of the historical financial information of legacy Apergy and legacy ChampionX. As legacy ChampionX historically was unable to allocate certain charges on a segment basis, we have determined an allocation methodology for historical pro forma information to provide additional comparability amongst the legacy ChampionX segments. ChampionX management believes this unaudited supplemental historical financial information helps investors understand the long-term profitability trends of its newly combined business giving effect to the Merger and facilitates comparisons of our profitability to prior and future periods and to our peers. The supplemental unaudited financial information herein may not be comparable to similarly titled measures reported by other companies. The supplemental unaudited pro forma combined financial information does not purport to represent what the actual results of operations or the financial position of the combined company would have been had the Transactions occurred on the dates assumed, nor are they indicative of future results of operations or financial position of the combined company.

CHAMPIONX CORPORATION
PRO FORMA BUSINESS SEGMENT DATA
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	September 30,
(in thousands)	2020	2020	2019	2020	2019
Segment revenue:
Production Chemical Technologies	$410,151	$433,128	$514,189	$1,353,523	$1,493,543
Production & Automation Technologies	136,921	114,741	221,962	457,141	680,739
Drilling Technologies	15,715	20,948	54,877	92,618	202,764
Reservoir Chemical Technologies	21,264	27,950	75,441	98,231	256,817
Corporate	49,475	17,917	37	67,391	146
Total revenue	$633,526	$614,684	$866,506	$2,068,904	$2,634,009

Income (loss) before income taxes:
Segment operating profit:
Production Chemical Technologies	$42,793	$37,154	$69,536	$150,362	$166,386
Production & Automation Technologies	(7,454)	(37,142)	18,917	(693,188)	51,849
Drilling Technologies	(5,127)	(3,811)	13,797	2,421	64,853
Reservoir Chemical Technologies	(3,562)	(16,072)	3,130	(175,098)	13,726
Total segment operating profit (loss)	26,650	(19,871)	105,380	(715,503)	296,814
Corporate expense and other	5,717	8,692	8,992	16,032	12,495
Interest expense, net	15,935	16,526	19,191	49,939	59,597
Income (loss) before income taxes	$4,998	$(45,089)	$77,197	$(781,474)	$224,722

Operating profit margin / income (loss) before income taxes margin:
Production Chemical Technologies	10.4%	8.6%	13.5%	11.1%	11.1%
Production & Automation Technologies	(5.4)%	(32.4)%	8.5%	(151.6)%	7.6%
Drilling Technologies	(32.6)%	(18.2)%	25.1%	2.6%	32.0%
Reservoir Chemical Technologies	(16.8)%	(57.5)%	4.1%	(178.3)%	5.3%
ChampionX Consolidated	0.8%	(7.3)%	8.9%	(37.8)%	8.5%

Adjusted EBITDA
Production Chemical Technologies	71,505	58,466	90,953	222,757	235,464
Production & Automation Technologies	24,995	14,493	50,462	79,518	144,151
Drilling Technologies	(2,782)	1,800	16,567	14,788	72,459
Reservoir Chemical Technologies	(1,432)	(9,573)	9,657	(13,147)	34,109
Corporate	(5,464)	(2,432)	(296)	(8,123)	(677)
Adjusted EBITDA	$86,822	$62,754	$167,343	$295,793	$485,506

Adjusted EBITDA margin
Production Chemical Technologies	17.4%	13.5%	17.7%	16.5%	15.8%
Production & Automation Technologies	18.3%	12.6%	22.7%	17.4%	21.2%
Drilling Technologies	(17.7)%	8.6%	30.2%	16.0%	35.7%
Reservoir Chemical Technologies	(6.7)%	(34.3)%	12.8%	(13.4)%	13.3%
ChampionX Consolidated	13.7%	10.2%	19.3%	14.3%	18.4%

CHAMPIONX CORPORATION
PRO FORMA - RECONCILIATION GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	September 30,
(in thousands)	2020	2020	2019	2020	2019
Net income (loss) attributable to ChampionX	$4,667	$(60,100)	$53,251	$(789,858)	$163,130
Pre-tax adjustments:
Goodwill and long-lived asset impairment	—	—	—	805,011	1,746
Separation and supplemental benefit costs	383	(317)	4,440	434	6,046
Restructuring and other related charges	3,426	15,950	6,689	23,008	17,623
Environmental costs	—	—	1,988	—	1,988
Acquisition and integration related costs	250	250	330	884	330
Acquisition-related adjustments	(4,367)	—	—	(4,367)	—
Professional fees related to material weakness remediation and impairment analysis	940	2,044	—	5,728	—
Intellectual property defense	408	181	—	800	—
Tax impact of adjustments	(238)	(4,145)	(3,078)	(28,300)	(6,348)
Adjusted net income (loss) attributable to ChampionX	5,469	(46,137)	63,620	13,340	184,515
Tax impact of adjustments	238	4,145	3,078	28,300	6,348
Net income attributable to noncontrolling interest	582	(535)	3,555	2,774	6,001
Depreciation and amortization	64,848	73,209	57,508	195,829	173,453
Provision for (benefit from) income taxes	(250)	15,546	20,391	5,611	55,592
Interest expense, net	15,935	16,526	19,191	49,939	59,597
Adjusted EBITDA	$86,822	$62,754	$167,343	$295,793	$485,506

CHAMPIONX CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO PRO FORMA FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended September 30, 2020
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$633,526	$—	$633,526

Net income (loss) attributable to ChampionX	$(7,914)	$12,581	$4,667
Pre-tax adjustments:
Separation and supplemental benefit costs	383	—	383
Restructuring and other related charges	3,426	—	3,426
Acquisition and integration related costs	8,665	(8,415)	250
Acquisition-related adjustments	3,511	(7,878)	(4,367)
Professional fees related to material weakness remediation and impairment analysis	940	—	940
Intellectual property defense	408	—	408
Tax impact of adjustments	(3,968)	3,730	(238)
Adjusted net income (loss) attributable to ChampionX	5,451	18	5,469
Tax impact of adjustments	3,968	(3,730)	238
Net income attributable to noncontrolling interest	582	—	582
Depreciation and amortization	64,848	—	64,848
Provision for (benefit from) income taxes	(3,962)	3,712	(250)
Interest expense, net	15,935	—	15,935
Adjusted EBITDA	$86,822	$—	$86,822

	Three Months Ended June 30, 2020
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$298,914	$315,770	$614,684

Net loss attributable to ChampionX	$(109,645)	$49,545	$(60,100)
Pre-tax adjustments:
Separation and supplemental benefit costs	(317)	—	(317)
Restructuring and other related charges	12,128	3,822	15,950
Acquisition and integration related costs	58,752	(58,502)	250
Acquisition-related adjustments	5,831	(5,831)	—
Professional fees related to material weakness remediation and impairment analysis	2,044	—	2,044
Intellectual property defense	181	—	181
Tax impact of adjustments	(18,208)	14,063	(4,145)
Adjusted net income attributable to ChampionX	(49,234)	3,097	(46,137)
Tax impact of adjustments	18,208	(14,063)	4,145
Net income attributable to noncontrolling interest	598	(1,133)	(535)
Depreciation and amortization	54,581	18,628	73,209
Provision for (benefit from) income taxes	(954)	16,500	15,546
Interest expense, net	11,262	5,264	16,526
Adjusted EBITDA	$34,461	$28,293	$62,754

	Three Months Ended September 30, 2019
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$276,839	$589,667	$866,506

Net income attributable to ChampionX	$11,394	$41,857	$53,251
Pre-tax adjustments:
Separation and supplemental benefit costs	4,440	—	4,440
Restructuring and other related charges	2,720	3,969	6,689
Environmental costs	1,988	—	1,988
Acquisition and integration related costs	330	—	330
Tax impact of adjustments	(2,251)	(827)	(3,078)
Adjusted net income attributable to ChampionX	18,621	44,999	63,620
Tax impact of adjustments	2,251	827	3,078
Net income attributable to noncontrolling interest	194	3,361	3,555
Depreciation and amortization	29,567	27,941	57,508
Provision for income taxes	3,425	16,966	20,391
Interest expense, net	9,590	9,601	19,191
Adjusted EBITDA	$63,648	$103,695	$167,343

	Nine Months Ended September 30, 2020
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$1,193,874	$875,030	$2,068,904

Net loss attributable to ChampionX	$(751,287)	$(38,571)	$(789,858)
Pre-tax adjustments:
Goodwill and long-lived asset impairment	657,251	147,760	805,011
Separation and supplemental benefit costs	434	—	434
Restructuring and other related charges	18,320	4,688	23,008
Acquisition and integration related costs	78,925	(78,041)	884
Acquisition-related inventory step-up	9,342	(13,709)	(4,367)
Professional fees related to material weakness remediation and impairment analysis	5,728	—	5,728
Intellectual property defense	800	—	800
Tax impact of adjustments	(61,298)	32,998	(28,300)
Adjusted net income (loss) attributable to ChampionX	(41,785)	55,125	13,340
Tax impact of adjustments	61,298	(32,998)	28,300
Net income attributable to noncontrolling interest	1,453	1,321	2,774
Depreciation and amortization	149,261	46,568	195,829
Provision for (benefit from) income taxes	(31,922)	37,533	5,611
Interest expense, net	36,236	13,703	49,939
Adjusted EBITDA	$174,541	$121,252	$295,793

	Nine Months Ended September 30, 2019
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$883,503	$1,750,506	$2,634,009

Net income attributable to ChampionX	$53,987	$109,143	$163,130
Pre-tax adjustments:
Goodwill and long-lived asset impairment	1,746	—	1,746
Separation and supplemental benefit costs	6,046	—	6,046
Restructuring and other related charges	6,751	10,872	17,623
Environmental costs	1,988	—	1,988
Acquisition and integration related costs	330	—	330
Tax impact of adjustments	(4,005)	(2,343)	(6,348)
Adjusted net income attributable to ChampionX	66,843	117,672	184,515
Tax impact of adjustments	4,005	2,343	6,348
Net income attributable to noncontrolling interest	547	5,454	6,001
Depreciation and amortization	89,630	83,823	173,453
Provision for income taxes	15,274	40,318	55,592
Interest expense, net	30,226	29,371	59,597
Adjusted EBITDA	$206,525	$278,981	$485,506
_______________________

(1)
Includes the impact of the historical legacy ChampionX business on a stand-alone basis adjusted to give effect to the Merger under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). The adjustments were prepared on the same basis as the adjustments included in our Registration Statement on Form S-4 (File No. 333-236379) and include a decrease in amortization and depreciation resulting from the preliminary purchase price adjustments, an increase in interest expense associated with the new term loan facility, removal of acquisition and integration related costs attributable to the Merger as well as the tax impact of those adjustments.